NEWS RELEASE

FOR IMMEDIATE RELEASE	For additional information contact:	Thomas A. H. White Senior Vice President, Investor Relations 423.755.8996

August 15, 2003		Linnea R. Olsen Director, Corporate Relations 207.575.4452

UnumProvident Corporation Announces Agreement to Acquire

UK Group Risks Business from Swiss Life Group

Chattanooga, TN – UnumProvident Corporation (NYSE: UNM) today announced that its insurance subsidiary in the United Kingdom, Unum Limited, has entered into an agreement with the Swiss Life Group to acquire its UK group risks business. This acquisition, which is directly aligned with the Company’s strategy, will further solidify Unum Limited’s leadership position in the UK group market, help generate sustained profitable growth, and enable economies of scale to be achieved. Unum Limited is acquiring the group income protection inforce policies and claims and the renewal rights for the group life and group critical illness business, which covers approximately 1.6 million lives and 8,600 policies.

Thomas R. Watjen, President and Chief Executive Officer of UnumProvident said, “This acquisition for our UK operation is consistent with our Company’s strategic direction of focusing on our core products and expertise. Unum Limited’s operating performance and contribution to UnumProvident have been very strong, and this acquisition provides us the opportunity for accelerated growth in our core business through the rapid consolidation that is taking place in the UK marketplace.”

Susan Ring, Chairman and Managing Director of Unum Limited said, “This agreement with Swiss Life provides us with the opportunity to secure our market leading positions in the UK and plays to our demonstrated strengths from the recent successful integration of the Sun Life Financial of Canada group risks business.”

This transaction is subject to approval by UK regulators. The terms of the deal were not disclosed.

The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading return-to-work resources and disability expertise. UnumProvident is the world leader in protecting income and lifestyles through its comprehensive offering of group, individual, and voluntary benefits products and services. UnumProvident’s primary operations are in the United States, Canada and the U.K.

A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative, regulatory, or tax changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections and experience, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of litigation, rating agency actions, regulatory actions, and negative media attention, the level of pension benefit costs and funding, investment results, including credit deterioration of investments, and effectiveness of product and customer support. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2002 and subsequently filed Form 10-Qs. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.

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